Exhibit 99.1

Myers Industries Announces Third Consecutive Quarter of Record Results

Strong Execution Drives Record Top and Bottom Line Results

Reiterates Full Year Fiscal 2022 Revenue Outlook and Raises Earnings Outlook

October 27, 2022, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights

•
Net sales increased 14% to $228.1 million, compared with $200.1 million for the third quarter of 2021
•
On an organic basis, net sales increased 4% compared with the third quarter of 2021
•
Earnings per diluted share increased 68% to $0.37, compared with $0.22 for the third quarter of 2021
•
Adjusted earnings per diluted share increased 78% to $0.41, compared with $0.23 for the third quarter of 2021
•
Adjusted EBITDA increased 57% to $27.2 million, compared with $17.3 million for the third quarter of 2021
•
Cash flow provided by operations was $16.5 million and free cash flow was $9.8 million, compared with cash flow used for operations of $7.8 million and negative free cash flow of $13.8 million for the third quarter of 2021

Myers Industries' President and CEO Mike McGaugh said, "I'm pleased to report a third consecutive quarter of record performance, highlighted by solid top-line growth, consistent execution by our team, and continued year-over-year margin expansion. During the third quarter, we made further progress against our 3-horizon strategy. We saw meaningful benefits from our value-based pricing actions and sales and operations process improvements, which mitigated most of the effects of ongoing inflationary and macro-environmental headwinds. Our sustained performance over several quarters, and across a variety of economic conditions, supports our confidence that we can continue to successfully execute on our transformation across future market and economic cycles."

McGaugh continued, "Given the resilience of our business model and another quarter of record results, we are raising our earnings outlook for 2022. We are revising our adjusted EPS range from $1.40 - $1.60 to $1.50 - $1.70. Our net sales expectations remain the same, with growth in the high teens range year-over-year. We are near the successful completion of Horizon One of our strategy and our strategic work to begin execution of Horizon Two is under way. Within that next phase, we expect to broaden our focus around plastic durable goods, as well as adjacencies with competitive moats and large format products."

Third Quarter 2022 Financial Summary

	Quarter Ended September 30,
(Dollars in thousands, except per share data)	2022	2021	% Inc (Dec)
Net sales	$228,065	$200,058	14.0%
Gross profit	$71,648	$54,198	32.2%
Gross margin	31.4%	27.1%
Operating income	$19,897	$11,817	68.4%
Net income:
Net income	$13,671	$7,903	73.0%
Net income per diluted share	$0.37	$0.22	68.2%

Adjusted operating income	$22,013	$12,528	75.7%
Adjusted net income:
Net income	$15,018	$8,489	76.9%
Net income per diluted share	$0.41	$0.23	78.3%
Adjusted EBITDA	$27,172	$17,286	57.2%

Net sales were $228.1 million, an increase of $28.0 million, or 14.0%, compared with $200.1 million for the third quarter of 2021, driven by sales increases in both the Material Handling and Distribution segments. Excluding the incremental $19.4 million of net sales from the Trilogy Plastics and Mohawk Rubber acquisitions, organic net sales increased 4.3%. Favorable pricing of 11% was partially offset by a decrease in volume/mix of 6%.

Gross profit increased $17.5 million, or 32.2% to $71.6 million, primarily due to the increased contribution from pricing actions and the Mohawk Rubber and Trilogy Plastics acquisitions, partially offset by a change in sales mix and lower volume. Gross margin was 31.4% compared with 27.1% for the third quarter of 2021. Selling, general and administrative expenses increased $9.2 million, or 21.7% to $51.8 million due to cost inflation, the Mohawk Rubber and Trilogy Plastics acquisitions, higher salaries, commissions and incentive compensation costs and a charge for estimated environmental liabilities. SG&A as a percentage of sales increased to 22.7%, compared with 21.3% in the same period last year. Net income per diluted share was $0.37, compared with $0.22 for the third quarter of 2021. Adjusted earnings per diluted share were $0.41, compared with $0.23 for the third quarter of 2021.

Third Quarter 2022 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q3 2022 Results	$155.7	$24.0	$24.2	15.6%
Q3 2021 Results	$149.7	$15.1	$15.2	10.2%
Increase (decrease) vs prior year	4.0%	59.0%	58.9%	+540 bps

Net sales for the Material Handling Segment were $155.7 million, an increase of $6.0 million, or 4.0%, compared with $149.7 million for the third quarter of 2021. Excluding the incremental $2.9 million of net sales from the Trilogy Plastics acquisition, organic net sales increased 2.1%. Organic net sales increases in the food and beverage and industrial markets were partially offset by lower sales in the consumer and recreational vehicle markets. Operating income increased 59.0% to $24.0 million, compared with $15.1 million in 2021. Adjusted operating income increased 58.9% to $24.2 million, compared with $15.2 million in 2021. Contributions from pricing actions more than offset a change in sales mix and lower volume. Additionally, SG&A expenses were higher year-over-year. The increase in SG&A expenses was primarily due to cost inflation, the Trilogy Plastics acquisition, higher salaries, incentive compensation costs and variable selling expenses. The Material Handling Segment’s adjusted operating income margin increased 540 basis points to 15.6%, compared with 10.2% for the third quarter of 2021.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q3 2022 Results	$72.4	$4.9	$5.2	7.1%
Q3 2021 Results	$50.4	$4.4	$4.4	8.7%
Increase vs prior year	43.6%	11.9%	18.1%	-160 bps

Net sales for the Distribution Segment were $72.4 million, an increase of $22.0 million, or 43.6%, compared with $50.4 million for the third quarter of 2021. Excluding the incremental $16.6 million of net sales from the Mohawk Rubber acquisition, organic net sales increased 10.8%. Operating income increased 11.9% to $4.9 million, compared with $4.4 million in 2021. The contribution from higher pricing and increased volume was partially offset by an increase in product costs and higher SG&A expenses year-over-year. The increase in SG&A expenses was primarily the result of cost inflation, the Mohawk Rubber acquisition and higher variable selling and incentive compensation costs. The Distribution Segment’s adjusted operating income margin was 7.1%, compared with 8.7% for the third quarter of 2021.

Balance Sheet & Cash Flow

As of September 30, 2022, the Company’s cash on hand totaled $20.4 million. Total debt as of September 30, 2022 was $107.5 million.

For the third quarter of 2022, cash flow provided by operations was $16.5 million and free cash flow was $9.8 million, compared with cash flow used for operations of $7.8 million and negative free cash flow of $13.8 million for the third quarter of 2021. The increase in cash flow was driven primarily by higher earnings. Capital expenditures for the third quarter of 2022 were $6.7 million, compared with $6.0 million for the third quarter of 2021.

2022 Outlook

Based on current exchange rates, market outlook, and business forecast, the Company updated its outlook for fiscal 2022, and currently forecasts:

•
Net sales growth in the high teens range with approximately 45% of the increase due to the acquisitions of Trilogy Plastics and Mohawk Rubber
•
Diluted EPS in the range of $1.39 to $1.59; adjusted diluted EPS in the range of $1.50 to $1.70
•
Capital expenditures to be in the range of $25 to $28 million
•
Effective tax rate to approximate 26%

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, October 27, 2022, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link:

https://netroadshow.com/events/login?show=8517ab78&confid=43045. Upon registering, each participant will receive access details via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company's website at www.myersindustries.com. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. Investors can access a replay of the teleconference at (866) 813-9403, (Canada) 1-226-828-7578 or (all other locations) +44-204-525-0658. The Access Code is 834780.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted income (loss) before taxes, adjusted net income, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company's control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission's public reference facilities and its website at www.sec.gov and on the Company's Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Interim CFO and Vice President, Investor Relations & Treasurer, (330) 761-6212

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net sales	$228,065	$200,058	$686,707	$561,856
Cost of sales	156,417	145,860	468,415	402,251
Gross profit	71,648	54,198	218,292	159,605
Selling, general and administrative expenses	51,756	42,531	152,066	122,200
(Gain) loss on disposal of fixed assets	(5)	(150)	(693)	(1,146)
Operating income (loss)	19,897	11,817	66,919	38,551
Interest expense, net	1,719	1,056	4,077	3,050
Income (loss) before income taxes	18,178	10,761	62,842	35,501
Income tax expense (benefit)	4,507	2,858	16,003	9,218
Net income (loss)	$13,671	$7,903	$46,839	$26,283
Net income (loss) per common share:
Basic	$0.37	$0.22	$1.29	$0.73
Diluted	$0.37	$0.22	$1.28	$0.72
Weighted average common shares outstanding:
Basic	36,472,378	36,195,560	36,383,398	36,103,894
Diluted	36,717,153	36,402,276	36,678,955	36,328,765

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net sales
Material Handling	$155,658	$149,664	4.0%	$505,384	$416,784	21.3%
Distribution	72,416	50,413	43.6%	$181,352	$145,119	25.0%
Inter-company Sales	(9)	(19)	-	$(29)	$(47)	-
Total	$228,065	$200,058	14.0%	$686,707	$561,856	22.2%

Operating income (loss)
Material Handling	$23,962	$15,066	59.0%	$83,216	$49,895	66.8%
Distribution	4,899	4,377	11.9%	12,469	10,029	24.3%
Corporate	(8,964)	(7,626)	-	(28,766)	(21,373)	-
Total	$19,897	$11,817	68.4%	$66,919	$38,551	73.6%

Adjusted operating income (loss)
Material Handling	$24,222	$15,242	58.9%	$84,127	$49,178	71.1%
Distribution	5,170	4,377	18.1%	12,740	10,556	20.7%
Corporate	(7,379)	(7,091)	-	(25,405)	(20,253)	-
Total	$22,013	$12,528	75.7%	$71,462	$39,481	81.0%

Adjusted operating income margin
Material Handling	15.6%	10.2%		16.6%	11.8%
Distribution	7.1%	8.7%		7.0%	7.3%
Corporate	n/a	n/a		n/a	n/a
Total	9.7%	6.3%		10.4%	7.0%

Adjusted EBITDA
Material Handling	$28,437	$19,379	46.7%	$97,366	$62,552	55.7%
Distribution	6,021	4,900	22.9%	14,769	12,169	21.4%
Corporate	(7,286)	(6,993)	-	(25,073)	(19,952)	-
Total	$27,172	$17,286	57.2%	$87,062	$54,769	59.0%

Adjusted EBITDA margin
Material Handling	18.3%	12.9%		19.3%	15.0%
Distribution	8.3%	9.7%		8.1%	8.4%
Corporate	n/a	n/a		n/a	n/a
Total	11.9%	8.6%		12.7%	9.7%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$155,658	$72,416	$228,074	$(9)	$228,065

Gross profit					71,648
Add: Restructuring expenses and other adjustments					260
Adjusted gross profit					71,908
Gross margin					31.5%

Operating income (loss)	23,962	4,899	28,861	(8,964)	19,897
Add: Acquisition and integration costs	—	271	271	85	356
Add: Restructuring expenses and other adjustments	260	—	260	—	260
Add: Environmental charges	—	—	—	1,500	1,500
Adjusted operating income (loss)(1)	24,222	5,170	29,392	(7,379)	22,013
Adjusted operating income margin	15.6%	7.1%	12.9%	n/a	9.7%

Add: Depreciation and amortization	4,215	851	5,066	93	5,159
Adjusted EBITDA	$28,437	$6,021	$34,458	$(7,286)	$27,172
Adjusted EBITDA margin	18.3%	8.3%	15.1%	n/a	11.9%

(1) Includes gross profit adjustments of $260 and SG&A adjustments of $1,856

	Quarter Ended September 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$149,664	$50,413	$200,077	$(19)	$200,058

Gross profit					54,198
Add: Restructuring expenses and other adjustments					145
Add: Acquisition and integration costs					31
Adjusted gross profit					54,374
Gross margin as adjusted					27.2%

Operating income (loss)	15,066	4,377	19,443	(7,626)	11,817
Add: Restructuring expenses and other adjustments	145	—	145	—	145
Add: Acquisition and integration costs	31	—	31	535	566
Adjusted operating income (loss)(1)	15,242	4,377	19,619	(7,091)	12,528
Adjusted operating income margin	10.2%	8.7%	9.8%	n/a	6.3%

Add: Depreciation and amortization	4,137	523	4,660	98	4,758
Adjusted EBITDA	$19,379	$4,900	$24,279	$(6,993)	$17,286
Adjusted EBITDA margin	12.9%	9.7%	12.1%	n/a	8.6%

(1) Includes gross profit adjustments of $176 and SG&A adjustments of $535

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$505,384	$181,352	$686,736	$(29)	$686,707

Gross profit					218,292
Add: Restructuring expenses and other adjustments					650
Adjusted gross profit					218,942
Gross margin as adjusted					31.9%

Operating income (loss)	83,216	12,469	95,685	(28,766)	66,919
Add: Acquisition and integration costs	—	271	271	561	832
Add: Restructuring expenses and other adjustments	650	—	650	—	650
Add: Loss on sale of assets	261	—	261	—	261
Add: Environmental charges	—	—	—	2,800	2,800
Adjusted operating income (loss)(1)	84,127	12,740	96,867	(25,405)	71,462
Adjusted operating income margin	16.6%	7.0%	14.1%	n/a	10.4%
Add: Depreciation and amortization	13,239	2,029	15,268	332	15,600
Adjusted EBITDA	$97,366	$14,769	$112,135	$(25,073)	$87,062
Adjusted EBITDA margin	19.3%	8.1%	16.3%	n/a	12.7%

(1) Includes gross profit adjustments of $650 and SG&A adjustments of $3,893

	Nine Months Ended September 30, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$416,784	$145,119	$561,903	$(47)	$561,856

Gross profit					159,605
Add: Restructuring expenses and other adjustments					247
Add: Acquisition and integration costs					31
Adjusted gross profit					159,883
Gross margin as adjusted					28.5%

Operating income (loss)	49,895	10,029	59,924	(21,373)	38,551
Add: Severance costs	—	527	527	318	845
Add: Restructuring expenses and other adjustments	247	—	247	—	247
Add: Acquisition and integration costs	31	—	31	802	833
Less: Gain on sale of assets	(995)	—	(995)	—	(995)
Adjusted operating income (loss)(1)	49,178	10,556	59,734	(20,253)	39,481
Adjusted operating income margin	11.8%	7.3%	10.6%	n/a	7.0%
Add: Depreciation and amortization	13,374	1,613	14,987	301	15,288
Adjusted EBITDA	$62,552	$12,169	$74,721	$(19,952)	$54,769
Adjusted EBITDA margin	15.0%	8.4%	13.3%	n/a	9.7%

(1) Includes gross profit adjustments of $278 and SG&A adjustments of $651

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating income (loss)	$19,897	$11,817	$66,919	$38,551
Add: Severance costs	—	—	—	845
Add: Restructuring expenses and other adjustments	260	145	650	247
Add: Acquisition and integration costs	356	566	832	833
Add: Loss on sale of assets	—	—	261	—
Less: Gain on sale of assets	—	—	—	(995)
Add: Environmental charges	1,500	—	2,800	—
Adjusted operating income (loss)	22,013	12,528	71,462	39,481
Less: Interest expense, net	(1,719)	(1,056)	(4,077)	(3,050)
Adjusted income (loss) before taxes	20,294	11,472	67,385	36,431
Less: Income tax expense(1)	(5,276)	(2,983)	(17,520)	(9,472)
Adjusted net income (loss)	$15,018	$8,489	$49,865	$26,959
Adjusted earnings per diluted share(2)	$0.41	$0.23	$1.36	$0.74

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2022 and 2021 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash	$20,424	$17,655
Accounts receivable, net	128,839	100,691
Income tax receivable	—	2,517
Inventories, net	108,158	93,551
Prepaid expenses and other current assets	10,491	5,500
Total Current Assets	267,912	219,914
Property, plant, & equipment, net	97,898	92,049
Right of use asset - operating leases	29,809	29,285
Deferred income taxes	105	106
Other assets	154,000	143,195
Total Assets	$549,724	$484,549
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$97,131	$81,690
Accrued expenses	49,528	44,969
Operating lease liability - short-term	6,155	5,341
Finance lease liability - short-term	513	500
Total Current Liabilities	153,327	132,500
Long-term debt	97,961	90,945
Operating lease liability - long-term	23,666	23,815
Finance lease liability - long-term	9,050	9,437
Other liabilities	13,691	13,086
Deferred income taxes	7,052	5,441
Total Shareholders' Equity	244,977	209,325
Total Liabilities & Shareholders' Equity	$549,724	$484,549

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows From Operating Activities
Net income	$46,839	$26,283
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	15,963	15,631
Non-cash stock-based compensation expense	5,168	2,601
Gain on disposal of fixed assets	(693)	(1,146)
Other	292	(2,096)
Cash flows provided by (used for) working capital
Accounts receivable	(18,751)	(29,528)
Inventories	(7,016)	(21,827)
Prepaid expenses and other current assets	(4,912)	(2,378)
Accounts payable and accrued expenses	13,869	26,004
Net cash provided by (used for) operating activities	50,759	13,544
Cash Flows From Investing Activities
Capital expenditures	(17,615)	(14,264)
Acquisition of business, net of cash acquired	(24,253)	(35,473)
Proceeds from sale of property, plant, and equipment	1,525	3,051
Net cash provided by (used for) investing activities	(40,343)	(46,686)
Cash Flows From Financing Activities
Net borrowings from revolving credit facility	7,000	73,400
Repayments of long-term debt	—	(40,000)
Payments on finance lease	(374)	(281)
Cash dividends paid	(14,872)	(14,701)
Proceeds from issuance of common stock	2,059	3,235
Shares withheld for employee taxes on equity awards	(450)	(853)
Deferred financing fees	(718)	(1,095)
Net cash provided by (used for) financing activities	(7,355)	19,705
Foreign exchange rate effect on cash	(292)	(35)
Net increase (decrease) in cash	2,769	(13,472)
Cash at January 1	17,655	28,301
Cash at September 30	$20,424	$14,829

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	September 30, 2022		September 30, 2021
Net cash provided by (used for) operating activities	$50,759		$13,544
Capital expenditures	(17,615)		(14,264)
Free cash flow	$33,144		$(720)

	YTD		YTD		Quarter
	September 30, 2022		June 30, 2022		September 30, 2022
Net cash provided by (used for) operating activities	$50,759	-	$34,299	=	$16,460
Capital expenditures	(17,615)	-	(10,943)	=	(6,672)
Free cash flow	$33,144	-	$23,356	=	$9,788

	YTD		YTD		Quarter
	September 30, 2021		June 30, 2021		September 30, 2021
Net cash provided by (used for) operating activities	$13,544	-	$21,301	=	$(7,757)
Capital expenditures	(14,264)	-	(8,220)	=	(6,044)
Free cash flow	$(720)	-	$13,081	=	$(13,801)

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2022 Guidance
	Low	High
GAAP diluted net income per common share	$1.39	$1.59
Add: Net restructuring expenses and other adjustments	0.03	0.03
Add: Acquisition and integration costs	0.02	0.02
Add: Environmental charges	0.06	0.06
Adjusted diluted earnings per share	$1.50	$1.70